Exhibit 10.5

GROUPON, INC.

2010 STOCK PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER:

Terms defined in the Company’s 2010 Stock Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the attached Restricted Stock Unit Agreement (hereinafter “RSU Agreement”) under the Plan, as follows:

Total Number of RSUs:

RSU Start Date:

Date of Grant:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant.

Vesting: If application of a vesting percentage would cause vesting of a fractional share, then such vesting shall be rounded down to the nearest whole share and shall cumulate with any other fractional shares and such fractions shall vest as they aggregate into a whole share of Stock.

(a) No RSUs will vest until the earlier to occur of: (i) the date that is the earlier of (x) six (6) months after the effective date of an initial public offering of the Company’s securities (“IPO”) or (y) March 15 of the calendar year following the year in which the IPO was declared effective; and (ii) the date of a Change in Control; (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

The number of RSUs that vest on an Initial Vesting Event shall be calculated as follows: (i) If Participant has been in Continuous Service Status for at least one year from the RSU Start Date, the number of RSUs that shall vest on the Initial Vesting Event shall be equal to the product obtained by multiplying the “Total Number of RSUs” identified above by a fraction, the numerator of which is the number of monthly anniversaries of the RSU Start Date on which the Participant was in Continuous Service Status from the RSU Start Date and the denominator of which is forty-eight (48); and (ii) If Participant has not been in Continuous Service Status for at least one year from the RSU Start Date, then the number of vested RSUs at that time shall be zero.

(b) If Participant is in Continuous Service Status on the date of the Initial Vesting Event, then with respect to RSUs that have not vested as of such Initial Vesting Event, vesting shall be determined as follows (each vesting date under either of the following (i) or (ii) being a “Subsequent Vesting Event”): (i) If Participant has not been in Continuous Service Status for at least one year from the RSU Start Date at the time of the Initial Vesting Event, then on the first anniversary of the RSU Start Date, twenty-five percent (25%) of the RSUs will vest provided that Participant has been in Continuous Service Status on such first anniversary, and thereafter on each subsequent monthly anniversary, 1/48th of the RSUs will vest provided that Participant has been in Continuous Service Status on each such subsequent monthly anniversary; and (ii) If Participant has been in Continuous Service Status for at least one year from the RSU Start Date at the time of the Initial Vesting Event, vesting of any unvested RSUs shall continue on each subsequent monthly anniversary of the RSU Start Date at a rate of 1/48th of the RSUs provided that Participant has been in Continuous Service Status on each such subsequent monthly anniversary.

Settlement: Within 30 days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event as set forth above, RSUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled. Settlement means the delivery of the Stock vested under an RSU. Settlement of RSUs on the Initial Vesting Event or any Subsequent Vesting Event shall be in Stock unless at the time of settlement the Administrator, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash. Settlement of vested RSUs shall occur whether or not Participant is in Continuous Service Status at the time of settlement.

Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE GRANT OF THESE RSU’S IS IN LIEU OF ANY GRANT OF ANY OTHER FORM OF EQUITY AWARD (INCLUDING, WITHOUT LIMITATION, STOCK OPTIONS) THAT MAY HAVE BEEN SET FORTH IN ANY EMPLOYMENT OFFER LETTER OR OTHER AGREEMENT BETWEEN THE PARTIES PRECEDING THE DATE OF GRANT SET FORTH ABOVE. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.

PARTICIPANT	GROUPON, INC.

2

Attachment I

GROUPON, INC.

RESTRICTED STOCK UNIT AGREEMENT UNDER THE

2010 STOCK PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2010 Stock Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.

1.                                      No Stockholder Rights. Unless and until such time as shares of Stock are issued in settlement of vested RSUs, Participant shall have no ownership of the Stock allocated to the RSUs and shall have no right to dividends or to vote such Stock.

2.                                      Dividend Equivalents. Dividends, if any (whether in cash or Stock), shall not be credited to Participant.

3.                                      No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4.                                      Termination. If Participant’s Continuous Service Status terminates for any reason, all RSUs awarded in this Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5.                                      Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

6.                                      Withholding of Tax. When the RSUs are vested and/or settled the fair market value of the Stock is treated as income subject to withholding by the Company for income and employment taxes. The Company shall withhold an amount equal to the tax due at vesting and/or settlement from the Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of shares of Stock with a fair market value (determined on the date the shares of Stock are issued) equal to the minimum amount the Company is then required to withhold for taxes. Further, unless otherwise exempt, a RSU is considered a deferral of compensation that is subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

7.                                      Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Stock issued pursuant to this Restricted Stock Unit Agreement except in compliance with the provisions below and applicable securities laws.

(a)                                  Right of First Refusal. Before any Stock held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Stock on the terms and conditions set forth herein (the “Right of First Refusal”).

(i)                                    Notice of Proposed Transfer. The Holder of the Stock shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Stock; (ii) the name of each proposed Participant or other transferee (“Proposed Transferee”); (iii) the number of shares of Stock to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Stock at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii)                                Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the shares of Stock proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii)                            Purchase Price. The purchase price (“Purchase Price”) for the Stock purchased by the Company or its assignee(s) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv)                               Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v)                                   Holder’s Right to Transfer. If all of the shares of Stock proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided herein, then the Holder may sell or otherwise transfer such Stock to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the Right of First Refusal shall continue to apply to the Stock in the hands of such Proposed Transferee. If the shares of Stock described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Stock held by the Holder may be sold or otherwise transferred.

(vi)                               Exception for Certain Family Transfers. Anything to the contrary contained herein notwithstanding, the transfer of any or all of the Stock during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s Immediate Family or a trust for the benefit of Participant’s Immediate Family shall be exempt from these provisions other than agreement in writing that the Right of First Refusal shall continue to apply to the Stock in the hands of such Proposed Transferee. In such case, the transferee or other recipient shall receive and hold the Stock so transferred subject to the provisions of this Section, and there shall be no further transfer of such Stock except in accordance with these terms. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

(b)                                  Involuntary Transfer.

(i)                                    Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth above) of all or a portion of the shares of Stock by the record holder thereof, the Company shall have an option to purchase all of the Stock transferred at the Fair Market Value of the Stock on the date of transfer. Upon such a transfer, the person acquiring the Stock shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Stock shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Stock.

(ii)                                Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to subsection (b)(i) above, the price per share of Stock shall be a price set by the Board that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Participant or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Stock. However, if the Participant does not agree with the valuation as determined by the Board, the Participant shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Participant and whose fees shall be borne equally by the Company and the Participant.

(c)                                  Assignment. The Company’s rights under this Section 7 may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d)                                  Restrictions Binding on Transferees. All transferees of shares of Stock or any interest therein will receive and hold such Stock or interest subject to the provisions of this agreement. Any sale or transfer of the Company’s Stock shall be void unless the provisions of this agreement are satisfied.

(e)                                  Termination of Rights. The rights provided under this Section 7 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or as otherwise determined by the Company or its successor.

8.                                      U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Stock, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.

9.                                      Compliance with Laws and Regulations. The issuance of Stock will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Administrator may request of Participant for compliance with Applicable Laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

10.                               Legend on Certificates. The certificates representing the Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, this Restricted Stock Unit Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Stock are listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.                               Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

12.                               Entire Agreement; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13.                               Market Standoff Agreement. Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Participant will not sell or otherwise dispose of any Stock without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

14.                               No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Continuous Service Status, for any reason, with or without cause.

15.                               Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by such Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4), and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided that Participant agrees to keep the information confidential.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

PARTICIPANT	GROUPON, INC.